                                                                 Exhibit No. 23

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-61162 of Texas Eastern Transmission, LP (formerly Texas Eastern Transmission Corporation) on Form S-3 of our report dated February 19, 2002, appearing in this Annual Report on Form 10-K of Texas Eastern Transmission, LP for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
Houston, Texas
March 28, 2002


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